UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2014
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Federal Signal Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-6003	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (630) 954-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    The Company announced that on April 28, 2014, its Board of Directors appointed Jennifer L. Sherman as the Company’s Chief Operating Officer, effective immediately. This is a new position for the Company and recognizes Ms. Sherman’s progressively expanded responsibilities, including operational leadership within the Safety and Security Systems Group of the Company as well as legal, human resources, information technology and government affairs activities at the Company’s corporate headquarters. Ms. Sherman will be responsible for oversight of the operations of the Company on a global basis. Ms. Sherman, 49, joined the Company in 1994 and most recently served as Senior Vice President, Chief Administrative Officer, General Counsel and Secretary. Ms. Sherman earned both her business degree in finance and law degree from the University of Michigan, and she is a Fellow of the Northwestern University’s Kellogg School of Management CEO Perspectives Program.

A copy of the Company’s press release announcing these matters is attached hereto as Exhibit 99.1 and the information contained therein is incorporated by reference.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits

Exhibit 99.1	Press Release, dated April 29, 2014, announcing the appointment of Jennifer L. Sherman as Chief Operating Officer of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: April 30, 2014	By:	/s/ Jennifer L. Sherman
Jennifer L. Sherman
Chief Operating Officer

Exhibit Index

Exhibit Number	Description

Exhibit 99.1	Press Release, dated April 29, 2014, announcing the appointment of Jennifer L. Sherman as Chief Operating Officer of the Company.